SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2010

SUNRISE ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11248	84-0938688
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

570 7th Avenue
New York, NY 10018
(Address of Principal Executive Offices) (Zip Code)

(917) 463-4210
(Issuer Telephone number, including area code)

Item 8.01    Other events

On or about June 7, 2010 the holders of the Company’s convertible notes (“the Notes”) notified the Company that the holders desired to assign the Notes to other parties. The Company consented to the assignment. The following notes were assigned:

Maturity Date	Principal Amount	Assignor	Assignee
March 31, 2013	$297,567	Infox Ltd.	John Thomas Gould
March 31, 2013	$109,441	Zaccam Trading	Carolyn P. Austin
May 15, 2013	$13,907	Zaccam Trading	Carolyn P. Austin

The terms of the notes have not changed.

Also, on or about June 7, 2010 the Company terminated its relationships with its transfer agent and registrar, Computershare Trust Company and appointed Pacific Stock Transfer as the new transfer agent and registrar. All stock transfer requests shall be addressed to:

Pacific Stock Transfer
4045 South Spencer Street, Suite 403
Las Vegas, NV 89119
Tel: (702) 361-3033
Fax: (702) 433-1979
E-mail: info@pacificstocktransfer.com

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Energy Resources, Inc.

Dated: June 9, 2010	By:	/s/ Konstantin Tsiryulnikov
Chief Executive Officer